SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       April 1, 2005

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

1-3034	41-0448030
(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Mpls, MN	55402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 612-330-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 1, 2005, the U.S. District Court for the District of Minnesota, issued an order approving the previously disclosed settlement agreements relating to three lawsuits, including the following:

•                  The purported class action securities lawsuits that were brought in U.S. District Court for the District of Minnesota on behalf of persons who purchased Xcel Energy’s common stock and/or certain series of Senior Notes of its former subsidiary NRG Energy, Inc., between Jan. 31, 2001, and July 25, 2002;

•                  Actions brought on behalf of participants in Xcel Energy’s and its predecessor companies’ 401(k) and Employee Stock Ownership Plans, which alleged violations of the federal Employee Retirement Income Security Act of 1974 (ERISA) and which were based on the same general allegations underlying the securities litigation; and

•                  A shareholder derivative action, purportedly on behalf of Xcel Energy and against the directors and certain present and former officers, which cited essentially the same circumstances as the securities litigation and asserted breach of fiduciary duty.

Under terms of the settlements of the securities and ERISA claims as approved by the U.S. District Court for the District of Minnesota and as previously disclosed, Xcel Energy’s insurance carriers paid $70.5 million and Xcel Energy paid $17.5 million. The court-approved settlement of the derivative lawsuit involves Xcel Energy’s adoption of certain corporate governance measures and payment of plaintiff’s attorneys’ fees and expenses, of which Xcel Energy will pay up to a maximum of $125,000.  All costs of the settlement agreements were accrued in 2004.

Certain purchasers of Xcel Energy common stock (holding, to the best of Xcel Energy’s knowledge, in the aggregate less than approximately 15,000 shares) elected, as permitted by the terms of the settlement, to opt out of the securities class action settlement.  Also, certain purchasers of NRG Energy Senior Notes (who, prior to selling such notes, held approximately $190 million in principal amount of the notes and experienced no or minimal cash losses upon sale) elected to opt out of the settlement. Management of Xcel Energy believes that any additional claims that could be pursued by those who opted out of the settlements would not result in a material exposure to Xcel Energy.  Accordingly, Xcel Energy, which had the option to withdraw from the settlements, agreed to accept the settlement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota Corporation)

/s/ Gary R. Johnson
Gary R. Johnson
Vice President and General Counsel
April 4, 2005